SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

WELLMAN, INC.

AND

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

February 12, 2003

TABLE OF CONTENTS

Page
1. 2. 3. 4. 5. 6. 7. 8. 9.

Definitions
Authorization, Purchase and Sale of Notes, Shares and Warrants
2.1. Authorization of Securities
2.2. Purchase and Sale of Preferred Stock and Notes
2.3. Issuance of Warrants
2.4. Closings
2.5. Use of Proceeds
Representations and Warranties of the Company
3.1. Incorporation
3.2. Subsidiaries
3.3. Capitalization
3.4. Authorization
3.5. Valid Issuance
3.6. Financial Statements
3.7. Absence of Certain Changes
3.8. Compliance with Law
3.9. Absence of Litigation
3.10. Intellectual Property
3.11. Disclosure Documents
3.12. Material Contracts
3.13. Books and Records
3.14. Consents
3.15. No Conflict
3.16. Brokers or Finders
3.17. New York Stock Exchange
3.18. No Manipulation of Stock
3.19. Company Not an "Investment Company"
3.20. Title to Property and Assets
3.21. Labor Relations
3.22. Employee Benefits
3.23. Environmental Matters
3.24. Taxes
3.25. Insurance
3.26. Transactions with Related Parties
3.27. Interest in Competitors
3.28. General Solicitation; No Integration
3.29. Accounting Controls
3.30. Material Customers
Representations and Warranties of the Purchaser
4.1. Organization
4.2. Authorization
4.3. Purchase Entirely for Own Account, Etc.
4.4. Investor Status; Etc.
4.5. Securities Not Registered
4.6. Absence of Litigation
4.7. Consents
4.8. No Conflict
4.9. Brokers or Finders
4.10. Accuracy of Information Supplied for Proxy Statement
Covenants
5.1. Conduct of Business
5.2. HSR Act Filings
5.3. Other Governmental Approvals
5.4. Covenants Pending Each Closing
5.5. Special Meeting/Proxy Statement
5.6. Subscription Right
5.7. Standstill
5.8. By-Laws
5.9. Board Representation
5.10. No Solicitation
5.11. Further Assurances
5.12. Tax Treatment of Preferred Stock
5.13. Holding Company
5.14. Non-Disclosure of Base Date
Conditions Precedent
6.1. Conditions to the Obligations of the Purchaser to Consummate each Closing
6.2. Conditions to the Obligations of the Company to Consummate each Closing
6.3. Conditions Precedent to the Second Closing
Registration of the Securities; Compliance with the Securities Act
7.1. Transfer Restrictions
7.2. Legends
7.3. Registration Procedures and Other Matters
7.4. Transfer of Securities; Suspension
7.5. Indemnification
7.6. Information Available
Termination
8.1. Conditions of Termination
8.2. Effect of Termination
Miscellaneous Provisions
9.1. Rights Cumulative
9.2. Pronouns
9.3. Notices
9.4. Captions
9.5. Severability
9.6. Governing Law; Injunctive Relief
9.7. Waiver
9.8. Expenses
9.9. Assignment
9.10. Survival
9.11. Counterparts
9.12. Entire Agreement

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EXHIBITS

EXHIBIT A FORM OF NOTE

EXHIBIT B CHARTER AMENDMENT

EXHIBIT C FORM OF WARRANT

EXHIBIT D FORM OF LEGAL OPINION OF EDWARDS & ANGELL, LLP

This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 12th day of February, 2003 by and among Wellman, Inc., a Delaware corporation (the "Company"), and Warburg Pincus Private Equity VIII, L.P. (the "Purchaser").

R E C I T A L S

WHEREAS, (A) subject to the approval of the Proposals (as defined below) by the Company's stockholders with respect to this clause (A), the Company intends to authorize the issuance of (i) up to 5,000,000 shares of its Series A Convertible Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), which shares of Series A Preferred Stock will be, upon issuance, convertible into authorized but unissued shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), (ii) 6,700,000 shares of its Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock") which shares of Series B Preferred Stock will be, upon issuance, convertible into authorized but unissued shares of Common Stock, and (B) the Company has authorized the issuance of (i) its convertible subordinated notes in an aggregate principal amount at issuance of $49,950,000 (subject to accretion), exchangeable for shares of Series A Preferred Stock (subject to the approval of the Proposals by the Company's stockholders) and/or convertible into shares of Common Stock on the terms set forth in the form of note attached hereto as Exhibit A and as otherwise provided therein (the "Notes") and (ii) warrants to purchase a total of 2,500,000 shares of Common Stock (the "Warrants").

WHEREAS, the Company desires to issue and sell to the Purchaser pursuant to this Agreement, and the Purchaser desires to purchase from the Company (i) shares of Series A Preferred Stock, (ii) shares of Series B Preferred Stock, (iii) the Warrants and (iv) the Notes, in each case, upon the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1. "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

1.2. "Alternate Senior Credit Facility" shall mean a revolving credit or similar facility from a commercial lender or syndicate of commercial lenders in the principal amount of at least $150,000,000, with economic terms and financial covenants not more adverse to the Company individually or in the aggregate than those described on Schedule 1.21 attached hereto and on other terms and conditions not materially more adverse to the Company in the aggregate than those terms and conditions described on such schedule.

1.3. "Board of Directors" shall mean the Board of Directors of the Company.

1.4. "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as amended, restated or supplemented as of the date hereof.

1.5. "Change in Control Transaction" shall mean any acquisition or proposed acquisition (whether by merger, consolidation, recapitalization, tender offer, exchange offer or other business combination) by a single person or a group of related persons, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of a majority of the equity securities, on a fully diluted basis, of the Company, or all or substantially all of the assets of the Company, other than any of the transactions contemplated by this Agreement.

1.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.7. "Disclosure Documents" means the Company's Annual Report on Form 10-K for the year ended December 31, 2001, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, the Company's Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, dated May 14, 2002 and any periodic or current reports filed by the Company with the SEC after the date hereof, together in each case with any documents incorporated by reference therein.

1.8. "Equity Transaction" shall mean any acquisition or proposed acquisition in any manner by a single person or a group of related persons, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 10% of the equity securities, on a fully diluted basis, of the Company, or all or substantially all of the assets of the Company, other than any of the transactions contemplated by this Agreement or any Change in Control Transaction.

1.9. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

1.10. "Indebtedness" has the meaning given such term in the form of Note attached hereto as Exhibit A.

1.11. "Knowledge" shall mean, with respect to the Company, the actual knowledge of the (a) Chief Executive Officer, (b) President, (c) the Chief Financial Officer, (d) Chief Accounting Officer, (e) the Vice President, PET Resins Division - U.S., (f) the Vice President, Fibers and Recycled Products Group or (g) members of the Board of Directors and any knowledge such individuals would have after due inquiry of senior personnel of the Company and its subsidiaries having responsibility over the subject matter in question.

1.12. "Material Adverse Effect" means, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in (a) the business, financial condition or results of operations, of the Company and its subsidiaries, taken as a whole or (b) the ability of the Company to perform its obligations under this Agreement or the Securities, other than any change, event or occurrence resulting from (i) conditions in the United States or foreign economies or securities markets in general (so long as any such condition does not disproportionately affect the business of the Company and its subsidiaries), (ii) the public announcement of the transaction contemplated by this Agreement, or (iii) arising out of any material breach by the Purchaser of its obligations hereunder or under that certain Confidentiality Agreement, dated April 29, 2002, between the Company and Warburg Pincus LLC.

1.13. "NYSE" means the New York Stock Exchange, Inc.

1.14. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

1.15. "Plan" means all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (other than Foreign Plans, as defined below) and all other employee benefit practices, agreements or arrangements, including, without limitation, any such practices or arrangements providing severance pay, change in control benefits, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute for Employees or individuals other than Employees (as defined below) who at any time prior to the date of this Agreement performed services as an Employee primarily for the Company ("Former Employees").

1.16. "Registrable Securities" shall mean (a) the shares of Series A Preferred Stock, (b) the shares of Series B Preferred Stock, (c) the Notes, (d) the Warrants, (e) the shares of Common Stock issuable upon the conversion of the Shares and the Notes and the exercise of the Warrants, and (f) any other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of (including but not limited to securities issued upon a stock split), the securities listed in (a) through (e).

1.17. "Rights Plan" has the meaning given such term in Section 3.4(b).

1.18. "SEC" shall mean the Securities and Exchange Commission.

1.19. "Securities" shall mean the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, the Notes, the Warrants, the shares of Common Stock issuable upon conversion of the Shares or the Notes or the exercise of the Warrants.

1.20. "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

1.21. "Senior Credit Facility" shall mean a revolving credit or similar facility from a commercial lender or syndicate of commercial lenders in the principal amount of at least $175,000,000, with economic terms and financial covenants not more adverse to the Company individually or in the aggregate than those described on Schedule 1.21 attached hereto and on other terms and conditions not materially more adverse to the Company in the aggregate than those terms and conditions described on such schedule.

1.22. "Series B Purchase Price" shall mean the price per share of Series B Preferred Stock, which shall be equal to the lower of (a) $11.25 (as adjusted for any stock splits, subdivisions, stock dividends, combinations, reclassifications or similar events occurring after the date hereof) and (b) 110% of the volume-weighted average closing price of the Common Stock on the NYSE for the 20 trading days ending on the trading day prior to the Second Closing Date (as defined below).

1.23. "Shares" shall mean the shares of Preferred Stock issued pursuant to this Agreement.

1.24. "Special Meeting" shall have the meaning given such term in Section 2.4(b).

1.25. "Superior Proposal" means an unsolicited written proposal involving a Change of Control Transaction made by a Person, and (i) on terms which the Board of Directors determines in good faith to be more favorable to the Company's stockholders than the transactions contemplated by this Agreement (determined after consultation with the Company's independent financial advisors), (ii) for which financing, to the extent required, is then committed or which in the good faith judgment of the Board of Directors is reasonably likely to be obtained by such Person, (iii) which, in the good faith reasonable judgment of the Board of Directors, is reasonably likely to be consummated and (iv) the failure to provide information or to engage in discussions or negotiations with respect to which proposal, in the good faith reasonable judgment of the Board of Directors after receiving advice from outside legal counsel of the Company, is reasonably likely to cause the Board of Directors to breach its duties to the Company's stockholders under applicable law.

1.26. "Tax Returns" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

1.27. "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

2. Authorization, Purchase and Sale of Notes, Shares and Warrants.

2.1. Authorization of Securities.

      On or before the date hereof, the Company has (i) authorized the Notes, (ii) authorized the Warrants, and (iii) authorized the issuance of the shares of Common Stock issuable upon conversion of the Notes and the exercise of the Warrants.
      Subject to stockholder approval of the Proposals on or before the Second Closing (as defined below), the Company will (i) amend its Certificate of Incorporation to provide for the authorization, creation and issuance of the Series A Preferred Stock and the Series B Preferred Stock pursuant to the terms of the Certificate of Amendment to the Certificate of Incorporation in substantially the form attached hereto as Exhibit B (the "Charter Amendment"), which will have been filed on or before the Second Closing Date with the Secretary of State of the State of Delaware, (ii) authorize the issuance to the Purchaser of the Preferred Stock and (iii) authorize the issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock.

2.2. Purchase and Sale of Preferred Stock and Notes.

(a)

(i) Subject to and upon the terms and conditions set forth in this Agreement, on the date hereof, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company Notes in an aggregate principal amount on the date hereof of $20,000,000 at a purchase price equal to $20,000,000, provided that the Purchaser has received an opinion as set forth in Section 6.1(e) hereof, the consents referred to in Section 6.1(j) shall have been obtained and one Purchaser Designee (as defined below) shall have become a member of the Board of Directors. On the date hereof, the Company shall deliver to the Purchaser one or more Note(s) in the aggregate principal amount of $20,000,000 against payment to the Company of $20,000,000 by wire transfer to the Company of immediately available funds.

(ii) Subject to and upon the terms and conditions set forth in this Agreement, at the Note Closing (as defined below) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, Notes in an aggregate principal amount at the Note Closing of $29,950,000 at a purchase price equal to $29,950,000.

(b) Subject to and upon the terms and conditions set forth in this Agreement, including stockholder approval of the Proposals, at the Second Closing (as defined below) the Company shall (i) issue and sell to the Purchaser, and Purchaser shall purchase from the Company, 6,700,000 shares of Series B Preferred Stock at a purchase price per share equal to the Series B Purchase Price and (ii)(x) if the Note Closing shall not have occurred, issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 2,666,666 shares of Series A Preferred Stock at an aggregate purchase price of $30,000,000 and issue shares of Series A Preferred Stock in exchange for the Notes issued on the date hereof in accordance with the terms of such Notes or (y) if the Note Closing shall have occurred, issue shares of Series A Preferred Stock in exchange for the Notes in accordance with the terms of the Notes.

2.3. Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to the Purchaser, as part of its inducement to purchase the Shares or Notes being purchased by the Purchaser: (a) on the date hereof, warrants entitling it to purchase 1,250,000 shares of Common Stock at an exercise price of $11.25 per share (subject to adjustments and termination as provided therein) (the "Initial Warrants"), and (b) on the earlier to occur of (x) the Second Closing Date (as defined below), or (y) the date on which the Board of Directors shall withdraw or amend in a manner adverse to the Purchaser its recommendation under Section 5.5(a)(iii)(B), warrants entitling it to purchase 1,250,000 shares of Common Stock at an exercise price per share equal to the Series B Purchase Price (subject to adjustment as provided therein) or, in the event there is no Second Closing, $11.25 per share (the "Second Closing Warrants"). The Warrants shall contain the same terms and conditions and have the same exercise features as are set forth in the form of Warrant attached hereto as Exhibit C.

2.4. Closings.

(a) The note closing (the "Note Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 on the tenth (10th) business day after the date on which the conditions set forth in Sections 6.1 and 6.2 are met, or, to the extent permitted by law, waived or such earlier date as may be requested in writing by the Purchaser that is not less than three (3) business days after the date that such conditions are so met or waived. The date of the Note Closing is referred to herein as the "Note Closing Date". At the Note Closing, the Company shall deliver to the Purchaser one or more Note(s) in the aggregate principal amount at the Note Closing of $29,950,000 against payment to the Company of $29,950,000 by wire transfer to the Company of immediately available funds. If, at the Special Meeting (as defined below), the stockholders of the Company do not approve the issuance of the shares of Series A Preferred Stock issuable in exchange for the Notes and the issuance of the shares of Series B Preferred Stock, then no Second Closing shall occur and the Notes, the Initial Warrants and any other Warrants theretofore issued shall remain outstanding in accordance with their terms.

(b) Subject to the satisfaction (or, to the extent permitted by law, waiver) of the conditions set forth in Sections 6.1, 6.2 and 6.3, the second closing (the "Second Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 on the tenth (10th) business day following the date of the special meeting of stockholders of the Company or any adjournment thereof called to approve the transactions contemplated by this Agreement, including the Charter Amendment and the issuance of the Preferred Stock, the Notes and the Warrants (the "Special Meeting") or such earlier date as is mutually agreed between the Purchaser and the Company. The date of such Second Closing is referred to herein as the "Second Closing Date". At the Second Closing, the Company shall deliver to the Purchaser (x) a certificate registered in the name of the Purchaser for the shares of Series A Preferred Stock purchased by it at the Second Closing and the shares of Series A Preferred Stock issuable in exchange for the Notes issued on the date hereof (or issuable in exchange for the Notes held by the Purchaser if the Note Closing shall have occurred), (y) a certificate registered in the name of the Purchaser for the 6,700,000 shares of Series B Preferred Stock being purchased by it at the Second Closing and (z) to the extent not previously issued, the Second Closing Warrants, against payment therefor by the Purchaser of (A)(1) if the Note Closing did not occur, $30,000,000 as the aggregate purchase price of the Series A Preferred Stock to be purchased by and issued to the Purchaser at the Second Closing by wire transfer to the Company in immediately available funds or (2) if the Note Closing occurred, delivery by the Purchaser of the Notes duly endorsed or otherwise in appropriate form for transfer and (B) the aggregate Series B Purchase Price for such shares of Series B Preferred Stock by wire transfer to the Company in immediately available funds. Each of the Note Closing Date and the Second Closing Date is referred to as a "Closing Date" and are together referred to as the "Closing Dates." Each of the Note Closing and the Second Closing is referred to as a "Closing" and are together referred to as "Closings."

2.5. Use of Proceeds. The Company will primarily apply the net proceeds from the sale of the Shares and the Notes to repay indebtedness and for general corporate purposes.

3. Representations and Warranties of the Company. The Company has made available to the Purchaser true and complete copies of the Disclosure Documents filed with the SEC prior to the date hereof. Except as set forth in the Disclosure Documents filed with the SEC prior to the date hereof or in a correspondingly numbered section of the disclosure schedule delivered to the Purchaser prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to the Purchaser as follows:

3.1. Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2. Subsidiaries. Each entity of which the Company owns, directly or indirectly, at least a majority of the outstanding capital stock or other voting securities entitled to vote generally (each, a "subsidiary") has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, and has the power and authority to own its properties and to conduct its business. Each subsidiary of the Company is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction (other than the jurisdiction of its organization) in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify, register or be in good standing would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, adverse claim or equity. None of the Company's subsidiaries has any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character (other than those held by wholly owned subsidiaries of the Company), obligating such subsidiary to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of its capital stock or other equity interests or any securities convertible or exchangeable for such shares of capital stock or other equity interests and there are no outstanding obligation of any subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

3.3. Capitalization.

(a)As of the date of this Agreement, the authorized capital stock of the Company consists of 55,000,000 shares of Common Stock and 5,500,000 shares of class B common stock, par value $.001 per share (the "Class B Common Stock"). As of the date of this Agreement, there are no shares of Class B Common Stock issued and outstanding. The number of outstanding shares of Common Stock as of December 31, 2002 was 31,868,809 and the total number of shares of Common Stock issuable pursuant to stock options outstanding at December 31, 2002, was 3,665,768. All such shares of Common Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable. No such outstanding shares of Common Stock were issued in violation of any preemptive rights, "poison pill" provisions, rights of first offer or refusal or similar rights.

(b)Except for the issuance of shares of Common Stock pursuant to any restricted stockplans or to any qualified retirement plans (in the case of such qualified retirement plans, in an aggregate amount not exceeding 400,000 shares annually) or the exercise of outstanding options granted pursuant to the Company's option plans as in effect on the date hereof, including any such options granted after December 31, 2002, the Company has not issued any capital stock since December 31, 2002, except as contemplated by this Agreement. Except as set forth in or contemplated by this Agreement or the Rights Plan, and except for the issuance of options to purchase shares of Common Stock, restricted stock or other purchase rights pursuant to the Company's equity incentive plans or qualified retirement plans as in effect on the date hereof and agreements entered into in connection with such equity incentive plans and qualified retirement plans, there are (i) no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and (ii) no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

3.4. Authorization.

(a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Notes (other than with respect to the conversion of the Notes into Series A Preferred Stock) and the Warrants, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (other than to the extent set forth in the next sentence) has been taken. Except for the approval of the Proposals (as defined below) by the Company's stockholders and the filing of the Charter Amendment, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization and issuance of the Securities (other than the Notes and the Warrants) has been taken.

(b) This Agreement constitutes, and when executed and delivered by the Company, the Notes and the Warrants shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement, the Notes and the Warrants and to carry out and perform its obligations under the terms of this Agreement, the Notes and the Warrants. The Board of Directors has taken all action necessary to render inapplicable, as it relates to the Purchaser (i) the provisions of Section 203 of the General Corporation Law of the State of Delaware and (ii) the provisions of the Company's Rights Agreement with First Union National as Rights Agent, dated August 31, 2001, as amended from time to time (the "Rights Plan"), in each case, however, solely with respect to transactions (x) contemplated hereby or (y) as would be permitted under Section 5.7.

(c) The Company has reserved for issuance the shares of Common Stock initially issuable upon conversion of the Notes and the exercise of the Initial Warrants. At or prior to the Second Closing, subject to approval of the Proposals, the Company will have reserved for issuance (i) the shares of Common Stock initially issuable upon conversion of the Shares and the exercise of the Second Closing Warrants and (ii) the Shares.

3.5. Valid Issuance.

(a) The Shares being purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and non-assessable shares of Preferred Stock, free of preemptive or similar rights. Upon their issuance in accordance with the terms of the Preferred Stock, the Notes or the Warrants, as the case may be, the shares of Common Stock issued upon conversion of the Shares or the Notes or exercise of the Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of the Notes, the shares of Series A Preferred Stock issued in exchange for the Notes will be duly authorized, validly issued, fully paid and non-assessable shares of Series A Preferred Stock, free of all preemptive or similar rights.

(b) Subject to the accuracy of the representations made by the Purchaser in Section 4 ereof, the Securities will be issued to the Purchaser in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States. As of the date hereof, the Company is eligible to file a registration statement on Form S-3 under the Securities Act and is current in its filings with the SEC under Section 13(a) of the Exchange Act.

3.6. Financial Statements. The financial statements of the Company included in the Disclosure Documents (collectively, the "Financial Statements") present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, in the aggregate, would not be material).

3.7. Absence of Certain Changes. Since September 30, 2002, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice. Since September 30, 2002, there has not been (a) any Material Adverse Effect or any event which is reasonably likely to have a Material Adverse Effect, (b) any action taken which, if taken after the date hereof, would constitute a breach of any covenant herein, or (c) any material change in the Company's accounting principles, practices or methods which is not required by GAAP. From September 30, 2002 to the date hereof, there has not been any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than Commitments in the ordinary course of business.

3.8. Compliance with Law.

(a) Neither the Company nor any of its subsidiaries has been or is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except where such violation would not be reasonably expected to have a Material Adverse Effect.

(b) The Company and its subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, except those which the failure to hold or obtain would not be reasonably likely to result in a Material Adverse Effect.

(c) To the Company's Knowledge, since January 1, 2000, no formal or informal inquiries have been received by the Company or any of its subsidiaries from any governmental entity regarding the failure or potential failure by the Company or any such subsidiary to comply in all material respects with any material securities laws or accounting practices other than any such deficiencies which have been cured for at least 12 months or routine "comment letters" from the SEC.

3.9. Absence of Litigation. There is no legal action, suit, proceeding, arbitration, claim, or to the Company's Knowledge, investigation or inquiry pending or threatened by or before any court or other governmental body or arbitrator by or against the Company or any of its subsidiaries in which an unfavorable outcome is reasonably possible and in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, would reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement, the Notes or the Warrants, or seeks to delay or prevent the consummation of the transactions contemplated hereunder or thereunder, or the right of the Company to execute, deliver and perform under same. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably likely to have a Material Adverse Effect. Neither the Company nor any subsidiary intends to initiate any action, suit, proceeding, claim, investigation or inquiry that is reasonably likely to have a Material Adverse Effect.

3.10. Intellectual Property. (a) The Company or any of its subsidiaries owns or possesses sufficient rights to use all (i) material patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (ii) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal or common-law equivalents of any of the foregoing; (iii) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (iv) industrial design rights, and all registrations and applications therefor; (v) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (vi) rights in domain names and domain name reservations; (vii) rights in trade secrets, proprietary information and know-how (collectively with all licenses and other agreements providing Company with the right to use any item of the type referred to in clauses (i) through (vii), "Intellectual Property") that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not be reasonably likely to have a Material Adverse Effect; (b) the Intellectual Property (other than Intellectual Property licensed to the Company) is valid, subsisting, in proper form and enforceable, other than where the failure to be so would not reasonably be likely to have a Material Adverse Effect; (c) the Company and each of its subsidiaries are in compliance with all contractual obligations relating to the use and protection of such of the Intellectual Property as is used pursuant to license or other agreement except where a failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and (d) to the Company's Knowledge, (i) the present business activities and products of the Company and each of its subsidiaries have not and do not infringe any known intellectual property or other proprietary rights of any third party, (ii) neither the Company nor any of its subsidiaries is making unauthorized use of any confidential information or trade secrets of any third party, and (iii) neither the Company nor any of its subsidiaries have received any notice of any asserted infringement (nor is there any reasonable basis for any third party asserting an infringement) by the Company or any of its subsidiaries of, any rights of a third party with respect to any Intellectual Property, except with respect to clause (i), (ii) or (iii), individually or in the aggregate, as would be reasonably likely to have a Material Adverse Effect.

3.11. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.12. Material Contracts. As of the date hereof, neither the Company nor any of its subsidiaries is a party to any Contract not filed as an exhibit to any Disclosure Document. Each Contract is valid, binding and enforceable against the Company or such subsidiary and, to the Company's Knowledge, the other parties thereto, in accordance with its terms, and is in full force and effect on the date hereof except to the extent that a failure to be in full force and effect would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Contract" shall mean any material contract, agreement or other arrangement that is required to be filed with the SEC as an exhibit to any Disclosure Document.

3.13. Books and Records. The minute books and other records of the Company and its subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company and its subsidiaries and all actions of the directors of the Company's subsidiaries.

3.14. Consents.

(a) All material consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Note Closing Date, other than, (i) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the regulations promulgated thereunder, (ii) stockholder approval as set forth more specifically in Section 5.5(a) below, and (iii) the filing of the Charter Amendment with the Secretary of State of the State of Delaware.

(b) On or prior to the Second Closing and assuming the Company's stockholders approve the Proposals referred to in Section 5.5(a), all material consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein will have been obtained and will be effective on the Second Closing, other than any required filing of a Form D under applicable federal securities laws and any required filing under any state securities laws.

3.15. No Conflict. The execution and delivery of this Agreement, the Notes, and/or the Warrants, as the case may be, do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (a) any Contract or any other indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any other material agreement of the Company or any of its subsidiaries which imposes an aggregate annual commitment by the Company, any subsidiary or any other contract party exceeding $1,000,000 (collectively the "Key Agreements and Instruments"), (b) any provision of the Certificate of Incorporation or By-laws of the Company or (c) any permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its subsidiaries, properties or assets, except, in the case of clauses (a) and (c), as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Key Agreements and Instruments other than defaults which individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect.

3.16. Brokers or Finders. Other than with respect to those Persons disclosed in the Disclosure Schedule with respect to this Section, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. The Company has furnished to the Purchaser true and correct copies of all arrangements between the Company and each such Persons disclosed in the Disclosure Schedule with respect to this Section.

3.17. New York Stock Exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

3.18. No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock or, since September 30, 2002, has not purchased or authorized and will not purchase or authorize the repurchase of any shares of Common Stock.

3.19. Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and based upon the accuracy of Purchaser's representations immediately after receipt of payment for the Notes, the Shares and the Warrants will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.20. Title to Property and Assets. The Company and each of its subsidiaries owns or possesses the necessary rights to use all material properties, assets, licenses, permits and the like required to operate its business as currently operated. The properties and assets of the Company and each of its subsidiaries are owned by the Company or its subsidiaries free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests ("Liens") except for Liens permitted under the Loan Agreement dated September 29, 1999 among the Company, Fleet National Bank, as Administrative Agent, Arranger and a Bank, and the other institutions party thereto, as amended to the date hereof. With respect to the material property and assets it leases, the Company and each of its subsidiaries is in compliance with such leases in all material respects.

3.21. Labor Relations. There are no controversies or unfair labor practice proceedings pending or, to the Company's Knowledge, threatened, between the Company or any of its subsidiaries and individuals who perform services as employees primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, "Employees") or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries, that would reasonably be expected to result in a labor strike or work stoppage or otherwise have a Material Adverse Effect. To the Company's Knowledge, no organizational effort is presently being made or threatened with respect to any non-union Employees.

3.22. Employee Benefits.

(a) Copies of the following documents, with respect to each of the Plans, as applicable, have been made available to Purchaser by the Company: (i) all plan and related trust documents, and amendments thereto; (ii) the most recent IRS Form 5500; (iii) the most recent IRS determination letter and (iv) summary plan descriptions.

(b) None of the Plans is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA (a "Pension Plan"). With respect to each Pension Plan sponsored by, or to which contributions are required of, the Company or any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate"), there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived. Neither the Company nor any ERISA Affiliate has incurred, or is reasonably likely to incur, any liability under Title IV of ERISA or Section 412 of the Code (other than required premiums to Pension Benefit Guaranty Corporation).

(c) None of the Pension Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any ERISA Affiliate has incurred any material liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan (except for any such liability as has been satisfied in full), and no events have occurred and no circumstances exist that could reasonably be likely to result in any such material liability to the Company or any ERISA Affiliate.

(d) Each Plan has been administered in material compliance with its terms, and other applicable laws, rules and regulations including, without limitation, the provisions of ERISA and the Code (including rules and regulations promulgated thereunder), and no event has occurred, and to the Company's Knowledge, there exists no condition or sets of conditions, in connection with which the Company would be subject to liability under the terms of such Plan, ERISA, the Code or any other applicable law other than as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(e) The most recent actuarial valuation report prepared for each Pension Plan prior to December 31, 2002, setting forth the funding status of each such Plan on a SFAS 87 basis, a copy of which has been provided or made available to the Purchaser, sets forth the fair value of the assets and liabilities (based on the actuarial assumptions contained in such report, of each such plan), and, since the date of such report, no event has occurred that has had, or would reasonably be likely to have, a materially adverse impact on the funded status of any such Plan (excluding any effects resulting from general developments in the equity markets and the decline in prevailing interest rates).

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any Employee or Former Employee of the Company or the beneficiary or dependent of any such Employee or Former Employee, (ii) increase any benefits otherwise payable under any of the Plans, (iii) result in the acceleration of the time of payment or vesting of any benefits provided under any of the Plans, (iv) constitute a "change in control" under any Plan, or (v) result in any payments by the Company that will not be deductible under Section 162(m) or Section 280G of the Code. The consummation of the transactions contemplated hereby will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee.

(g) All employee benefits practices or arrangements which are maintained by the Company or any of its subsidiaries for the benefit of their non-United States Employees or United States Employees located in a foreign jurisdiction (collectively, the "Foreign Plans") have been maintained in all material respects in accordance with the applicable laws of such foreign jurisdiction, and all Foreign Plans required to be registered with any governmental agency have been registered and have been maintained in good standing with such governmental agency (other than where the failure to do so could not reasonably be likely to have a Material Adverse Effect).

3.23. Environmental Matters.

(a) Except as would not reasonably be likely to result in a Material Adverse Effect, individually or in the aggregate, no underground storage tanks and no amount of any substance that has been designated by any governmental agency or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding routine quantities of office and janitorial supplies (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries currently owns, operates, occupies or leases, or to the Company's Knowledge, has at any time owned, operated, occupied or leased.

(b) Except as would not reasonably be likely to result in a Material Adverse Effect, individually or in the aggregate, neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or arranged for the disposal of, released or exposed its employees or others to Hazardous Materials in violation of any federal, state or local law, rule, regulation, treaty, statute or agreement related to protection of human health, safety, and the environment, including natural resources (collectively, "Environmental Law"), or in a manner that could result in a Material Adverse Effect, individually or in the aggregate.

(c) Except as would not reasonably be likely to result in a Material Adverse Effect, individually or in the aggregate, the Company and its subsidiaries currently hold and are in compliance with all approvals, permits, licenses, clearances and consents required under Environmental Laws for the conduct of the Company's and its subsidiaries' businesses.

(d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened alleging that the Company or its subsidiaries are in violation of or liable under any Environmental Law except those that individually or in the aggregate would not be reasonably likely to result in a Material Adverse Effect.

(e) Except as would not reasonably be likely to result in a Material Adverse Effect, individually or in the aggregate, the Company and its subsidiaries are and have been in compliance with all applicable Environmental Laws.

(f) The Company has provided copies or made available to the Purchaser or the Purchaser's consultant all material reports, studies, analyses, and other environmental documents related to the Company and its subsidiaries.

3.24. Taxes

(a) (i) The Company and each of its subsidiaries have filed (or joined in the filing of) when due all material Tax Returns required by applicable law to be filed with respect to the Company or such subsidiary and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; and (iii) all Taxes relating to periods ending on or before each Closing Date owed by the Company or any subsidiary (whether or not shown on any Tax Return) or for which the Company may be liable at any time on or prior to each Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith or for which an adequate reserve has been made on its Financial Statements) and any liability of the Company or any subsidiary for Taxes not yet due and payable has been provided for on the Financial Statements in accordance with GAAP.

(b) Since January 1, 1995, no current or former subsidiary of the Company has ever been a member of any "affiliated group" (within the meaning of Section 1504(a) of the Code) included in any consolidated federal income Tax Return filed with the Internal Revenue Service other than an affiliated group of which the Company is the common parent.

(c) The Company's net operating losses and other tax attributes are not subject to any current limitation under Section 382 or Section 384 of the Code. The transactions contemplated hereby will not result in an "ownership change" within the meaning of Section 382(g) of the Code.

3.25. Insurance. The Company has provided to the Purchaser a true and complete list of all material insurance policies other than title insurance policies on real property (the "Insurance Policies") carried by or covering the Company's and each of its subsidiaries' properties as of the date hereof, together with, in respect of each such policy, the name of the insurer, the type of policy, the amount of such coverage and the deductible and has made available true and complete copies of the Insurance Policies to the Purchaser. As of the date hereof, all such policies are in full force and effect, no notice of cancellation has been given with respect to any such policy and the Company and each of its subsidiaries have complied in all material respects with the terms and provisions of such policies.

3.26. Transactions with Related Parties. Neither the Company nor any subsidiary of the Company is a party to any agreement with any of the Company's or such subsidiary's directors, executive officers or any Affiliate or immediate family member of any of the foregoing under which it: (a) leases any real or personal property (either to or from such Person), (b) licenses technology (either to or from such Person), (c) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (d) purchases products or services from such Person or (e) has borrowed money from or lent money to such Person (other than in connection with customary travel and entertainment expenses). To the Knowledge of the Company, there exist no agreements among stockholders of the Company or any subsidiary to act in concert with respect to their voting or holding of Company or such subsidiary's securities.

3.27. Interest in Competitors. To the Knowledge of the Company, neither the Company nor any of its officers or directors has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (a) provides any services or designs, produces or sells any product or product lines or engages in any activity competitive with any activity currently proposed to be conducted by the Company or any of its subsidiaries or (b) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

3.28. General Solicitation; No Integration. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes, the Shares and the Warrants. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its Knowledge, is or will be integrated with the Notes, the Shares and the Warrants sold pursuant to this Agreement.

3.29. Accounting Controls. The Company and each subsidiary of the Company maintains a system of internal accounting controls and have information systems sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.30. Material Customers. As of the date hereof, no customer of the Company or any subsidiary that accounted for more than $10,000,000 in sales during 2002 has terminated its relationship with the Company or any subsidiary or substantially reduced its purchases from the Company or any subsidiary, or, to the Knowledge of the Company, has an intention to do so.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1. Organization. The Purchaser is duly organized, validly existing and in good standing under the jurisdiction of its organization.

4.2. Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3. Purchase Entirely for Own Account, Etc. The Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Except as contemplated by this Agreement, the Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

4.4. Investor Status; Etc. The Purchaser certifies and represents to the Company that at the time the Purchaser acquires any of the Notes, the Shares or Warrants, the Purchaser (a) will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and (b) will not be an "investment company" or an entity controlled by and "investment company" within the meaning of the Investment Company Act. The Purchaser's financial condition is such that it is able to bear the risk of holding the Notes, the Shares or Warrants for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Without in any way limiting or qualifying any representations and warranties of the Company in this Agreement, the Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of investing in the Securities and (ii) access to information about the Company and the Company's business sufficient to enable it to evaluate its investment.

4.5. Securities Not Registered. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Prior to any proposed transfer of the Securities, unless such transfer is made pursuant to an effective registration statement under the Securities Act, the Purchaser will deliver to the Company an opinion of counsel to the effect that the Securities may be sold or otherwise transferred without registration under the Securities Act. The Company will remove the legend relating to Securities Act restrictions from any Securities if the Purchaser delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Securities are no longer subject to transfer restrictions under the Securities Act.

4.6. Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, arbitration, claim or, to the Purchaser's knowledge, investigation or inquiry pending or threatened by or before any court or other governmental body or arbitrator against the Purchaser or any of its Affiliates in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, questions this Agreement, the Notes or the Warrants or seeks to or would reasonably be expected to delay or prevent the consummation of the transactions contemplated hereunder or thereunder, or the right of the Purchaser to execute, deliver and perform under this Agreement.

4.7. Consents. All material consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Note Closing Date, other than in connection with the HSR Act and the regulations promulgated thereunder.

4.8. No Conflict. The execution and delivery of this Agreement does not, and the fulfillment of the terms hereof and the terms of the Notes and the Warrants by the Purchaser will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (a) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Purchaser, (b) any provision of the Purchaser's limited partnership agreement or (c) any instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser, properties or assets, except, in the case of clauses (a) and (c), as would not, individually or in the aggregate, be reasonably expected to have, a material adverse effect on, or a material adverse change in, the ability of the Purchaser to perform its obligations under this Agreement.

4.9. Brokers or Finders. The Purchaser has not incurred, and shall not incur, directly or indirectly, any liability for any finder's fee, brokerage or agents' commission or similar payment in connection with this Agreement or any transaction contemplated hereby that would give rise to any valid claim by any Person against the Company for a finder's fee, brokerage or agents' commission or similar payment.

4.10. Accuracy of Information Supplied for Proxy Statement. The information regarding the Purchaser and its Affiliates supplied or to be supplied by it in writing specifically for inclusion or incorporation by reference into the Proxy Statement (as defined below) will not, as of the date such Proxy Statement is first mailed to the stockholders of the Company and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5. Covenants.

5.1. Conduct of Business.

(a) From the date of this Agreement until the Second Closing Date, except as expressly contemplated by this Agreement, the Company shall, and shall cause each of its subsidiaries to, (i) carry on in all material respects its respective business in the ordinary course, (ii) use all commercially reasonable efforts to preserve intact its current business organizations and to keep available the services of its current officers and key employees, (iii) use all commercially reasonable efforts to preserve its relationships with customers, suppliers and other Persons with which it has business dealings, and (iv) comply in all material respects with all laws and regulations applicable to it or to any of its properties, assets or business. Without limiting the generality of the foregoing, from the date of this Agreement until the Second Closing Date, the Company shall not, and shall not permit any subsidiary to, take any action that would cause any of the representations and warranties contained in Section 3 to become untrue in any material respect or purchase or authorize the repurchase of any shares of Common Stock (other than not more than an aggregate of 100,000 shares that may be repurchased from employees of the Company or any subsidiary in connection with the termination of employment of such employees).

(b) From and after the date of this Agreement until the Second Closing Date, the Company shall maintain the Insurance Policies in full force and effect or replace the same with policies from reputable insurers providing substantially similar coverage in all material respects under substantially similar terms and conditions in all material respects.

5.2. HSR Act Filings. The Company and the Purchaser shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, and the regulations promulgated thereunder, as promptly as possible and shall cooperate with each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements of the Federal Trade Commission or the Department of Justice.

5.3. Other Governmental Approvals. As soon as practicable after the execution of this Agreement, the Company and the Purchaser shall file all applications and reports and take such other action (in addition to filings required under the HSR Act) which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and the Purchaser shall give all additional notices to third parties and take other action reasonably required to be taken by it under any material authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

5.4. Covenants Pending Each Closing. Between the date of this Agreement and each Closing Date, the Company will (a) except to the extent set forth on Section 5.4 of the Disclosure Schedule, promptly advise the Purchaser of any action or event of which it has Knowledge which has the effect of making incorrect, in any material respect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance and (b) promptly provide the Purchaser with copies of any correspondence received by the Company from the SEC.

5.5. Special Meeting/Proxy Statement.

(a) The Company shall: (i) use its best efforts to prepare and file with the SEC, promptly after the date hereof, preliminary proxy materials with respect to the Special Meeting called for the purpose of approving the (A) the Charter Amendment, and (B) the authorization and issuance of the shares of Series A Preferred Stock and the shares of Series B Preferred Stock, the Notes and the Warrants and the shares issuable upon conversion or exercise thereof, as contemplated by this Agreement (collectively, the "Proposals"); (ii) file with the SEC the definitive proxy statement (the "Proxy Statement") promptly after comments, if any, are received from the SEC with respect to the preliminary proxy materials and after the furnishing by the Company of all information required to be contained therein; (iii) acting through its Board of Directors, (A) call the Special Meeting for the purpose of voting upon approving the Proposals and (B) include in the proxy statement the unanimous recommendation of its Board of Directors that holders of the Common Stock approve the Proposals, and (iv) not withdraw or amend in a manner that is adverse to the Purchaser the recommendation set forth in 5.5(a)(iii)(B); unless, in the case of clauses (i) through (iv), the Board of Directors determines in good faith after consultation with outside legal counsel, that to refrain from so withdrawing or amending such recommendation would be reasonably likely to breach its fiduciary duties under applicable law. The Company shall cause the Proxy Statement and the information contained therein to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company shall cause the Proxy Statement at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to stockholders, or at the time the Special Meeting is held, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) At the Special Meeting, the Purchaser shall vote any Securities owned by it at the time of such meeting and entitled to vote in favor of the Proposals, unless otherwise required by law or by the rules of the NYSE.

5.6. Subscription Right.

(a) If at any time after the Note Closing, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company, other than (i) shares of Common Stock issuable upon conversion of the Notes or the Shares or upon exercise of the Warrants, (ii) warrants issued to lenders of non-convertible debt and the Common Stock issuable upon exercise thereof, (iii) shares of Common Stock, Options (as such term is defined in the Charter Amendment) and Convertible Securities (as such term is defined in the Charter Amendment) issued as consideration for bona fide acquisitions, mergers, joint venture or similar transactions, the terms of which are approved by the Board of Directors, (iv) Options, Convertible Securities and shares of Common Stock (A) issued pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of the employees, officers, directors and/or consultants of the Company or its subsidiaries, duly adopted by the Board of Directors, or (B) contributed to qualified Plans, duly adopted by the Board of Directors provided such Plan contributions do not exceed 500,000 shares per annum in the aggregate, (v) pursuant to the terms of this Agreement, (vi) shares of Common Stock issuable pursuant to the Rights Plan or (vii) equity securities issued pursuant to any securities split, securities dividend, recapitalization or reorganization or other event that does not dilute the economic interest of any Eligible Holder, then the Company shall:

(i) give written notice to each holder of record of more than 10% of the outstanding shares of Preferred Stock or more than 10% of the Notes who qualifies as an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act (each an "Eligible Holder") (no less than ten (10) business days prior to the closing of such issuance) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as any Eligible Holder may reasonably request in order to evaluate the proposed issuance; and

(ii) offer to issue and sell to each Eligible Holder, on such terms as the Proposed Securities are issued and upon full payment by the Eligible Holder, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock owned by the Eligible Holder that were issued or are issuable to it upon the conversion or exercise of the Securities by (B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion or exercise in full of any convertible or exercisable securities including the Securities (other than employee stock options granted after the date hereof) then outstanding.

(b) Any Eligible Holder must exercise its purchase rights hereunder within ten (10) business days after receipt of such written notice from the Company. To the extent that the Company offers two or more securities in units, such Eligible Holder must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right.

(c) Upon the expiration of the 10-day offering period described above, the Company will be free to sell such Proposed Securities that the Eligible Holders have not elected to purchase during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 120-day period must be reoffered to the Eligible Holders pursuant to this Section 5.6.

(d) The election by any Eligible Holder not to exercise its subscription rights under this Section 5.6 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Eligible Holders the rights described in this Section 5.6 shall be void and of no force and effect.

5.7. Standstill.

(a) For the purpose of this Section 5.7, the following terms shall have the following meanings:

"Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

"Derivative Security" shall mean any subscription, option, conversion right, warrant, phantom stock right or other agreement, security or commitment of any kind obligating the Company or any of its subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, (i) any Voting Securities or any other equity security of the Company, (ii) any securities convertible into, or exchangeable for, any Voting Securities or other equity security of the Company or (iii) any obligations measured by the price or value of any shares of capital stock of the Company.

"Group" shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act, or who would be considered a "person" for purposes of Section 13(g)(3) of the Exchange Act.

"Independent Director" shall mean a member of the Board of Directors (i) who is not an officer or employee of the Company, the Purchaser or any of its Affiliates, or of an entity that derived more than 5% of its revenues or earnings in its most recent fiscal year from transactions involving the Company, the Purchaser or any of their respective Affiliates and (ii) who has no relationship or affiliation or compensation, consulting or contracting arrangement with the Company, the Purchaser or any of its Affiliates or any other entity such that a reasonable person could regard such director as likely to be unduly influenced by the Company, the Purchaser or its Affiliates.

"Requisite Independent Directors" shall mean, at any time of determination, a majority of the Independent Directors.

"Voting Securities" means the shares of the Company's Common Stock and any other capital stock or equity securities of the Company having the general voting power under ordinary circumstances to elect members of the Board of Directors, and any other securities which are convertible into, or exchangeable for, Voting Securities. Notwithstanding the foregoing, the Shares shall be deemed Voting Securities for purposes of this Agreement.

"Voting Power" shall mean, calculated at a particular point in time, the aggregate votes represented by all the then outstanding Voting Securities.

(b) During the Standstill Period (as defined below), the Purchaser shall not, and shall cause Warburg Pincus & Co. (its sole general partner), any other investment funds for which such general partner acts as general partner, and Warburg Pincus LLC (collectively, the "Purchaser Group") not to, without the prior written consent of the Requisite Independent Directors, either directly or indirectly (including in a manner willfully designed to circumvent the following provisions), alone or in concert with others:

(i) in any manner acquire, agree to acquire or make any public proposal to acquire (whether directly or indirectly, by purchase, tender or exchange offer);

(a) any material assets of the Company or any subsidiary of the Company; or

(b) any Common Stock, Voting Securities or Derivative Securities of the Company except (x) pursuant to the conversion of the Preferred Stock or the Notes and the exercise of Warrants and (y) for acquisitions from and after the date hereof that do not, in the aggregate, together with all previous acquisitions (other than with respect to the acquisition of the Securities hereunder and acquisitions pursuant to clause (x)) constitute more than 5% of the Company's outstanding shares of Common Stock on a fully diluted basis; provided, in no event shall any such acquisition pursuant to clause (y) result in the Purchaser Group Beneficially Owning more than 49.9% of the Voting Power (with the Purchaser Group being deemed to have Beneficial Ownership of all shares that such Group has a right to acquire, whether such right is exercisable immediately or with the passage of time, and assuming, prior to the fourth anniversary of the Second Closing, the issuance of the maximum number of shares of Common Stock issuable pursuant to the terms of the Preferred Stock after reduction of the Conversion Price (as defined in the Charter Amendment) to the lowest amount to which it may be adjusted under Section C.7(h) and (i) of the Charter Amendment); provided further, that the Purchaser Group will not make any such acquisition pursuant to this clause (y) if it reasonably believes, after consultation with the Company, that such acquisition would cause the Company to undergo an "ownership change" within the meaning of Section 382(g) of the Code and that such ownership change would reduce the net operating loss carryforwards available to the Company during the taxable period immediately following the taxable period that includes the ownership change by more than $25,000,000;

(ii) engage in selling short or enter into or hold any short position with respect to any Common Stock of the Company or buy or hold put options or any similar financial obligations of the Company, other than pursuant to a disposition program with respect to its Securities (provided that in no event shall the Purchaser effect any such transactions (x) prior to the earlier of July 31, 2003 and the Second Closing or (y) during the ninety (90) trading days prior to the Adjustment Date or the thirty (30) trading days prior to the Change in Control Date (in each case, as defined in the Charter Amendment or the Note));

(iii) propose to any Person (other than to a member of the Board of Directors or senior management of the Company by means that would not cause public dissemination thereof) or take substantial steps to effect or enter into any business combination, restructuring, recapitalization or the sale or other disposition outside the ordinary course of business of any material portion of the assets of the Company or other extraordinary transaction involving the Company or any of its subsidiaries;

(iv) seek election to or seek to place a representative on the Board of Directors except pursuant to the rights granted pursuant to Section 5.9 hereof, Section C.4(b) of the Charter Amendment or the Notes;

(v) solicit proxies or shareholder consents or participate in any such solicitation for any purpose or otherwise seek to control or influence the Board of Directors except pursuant to the rights granted pursuant to Section 5.9 hereof, Section C.4(b) of the Charter Amendment or the Notes;

(vi) form, join or participate in a Group in connection with any of the foregoing;

(vii) assist or encourage any other Person in connection with any of the foregoing; or

(viii) make or cause the Company to make a public announcement regarding any intention of the Purchaser to take an action which would be prohibited by any of the foregoing.

Notwithstanding any of the foregoing, the provisions set forth in this Section 5.7 shall in no way limit the ability of the Purchaser Designees (as defined below) to take any actions (or to refrain from taking any actions) in their capacity as directors of the Company.

(c) The term "Standstill Period" shall mean the period beginning on the date hereof and ending on the earliest to occur of (i) the date on which the Company amends its Rights Plan to permit any Person (other than the Purchaser Group) to acquire more than 20% of the Common Stock or waives the provisions of Section 203 of the General Corporation Law of the State of Delaware for any Person (other than the Purchaser), (ii) the fifth anniversary of the Second Closing (or if no Second Closing occurs prior to May 25, 2003, the fifth anniversary of the Note Closing); or (iii) in the event this Agreement is terminated in accordance with its terms prior to the Note Closing, May 4, 2004.

5.8. By-Laws. Without the prior consent of the Purchaser, the Company's By-Laws shall not be amended to provide for more than ten (10) directors for as long as the Purchaser shall have the right to designate at least one director pursuant to Sections 5.9(a) or Section 5.9(b) hereof or as a holder of the Notes or the Preferred Stock.

5.9. Board Representation.

(a) From and after the date on which the Purchaser converts the Notes or Preferred Stock, as the case may be, into shares of Common Stock, the Company shall nominate and use its best efforts to have (i) two directors appointed by the Purchaser (the "Purchaser Designees") elected to the Board of Directors for as long as the Purchaser Beneficially Owns at least 33-1/3% of the shares of Common Stock acquired by it hereunder and (ii) one Purchaser Designee elected to the Board of Directors for as long as the Purchaser Beneficially Owns less than 33-1/3% of the shares of Common Stock acquired by it hereunder, but at least 5% of the Common Stock. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of the NYSE, at least one such Purchaser Designee shall serve as a member of each of the principal committees of the Board of Directors, except for any committee formed to consider a transaction between the Company and the Purchaser or an Affiliate of Purchaser. Any vacancy in the position of a Purchaser Designee may be filled only with another designee designated by the Purchaser in accordance with the terms hereof. Any vacancy created by any removal of a Purchaser Designee may also be filled at the direction of the Purchaser.

(b) The Purchaser shall have the right to have one observer (the "Board Observer") attend all meetings of the Board of Directors commencing immediately and in addition to the Purchaser Designees for so long as the Purchaser has the right to appoint at least two directors pursuant to Section 5.9(a) or as a holder of the Notes or the Preferred Stock. For so long as such attendance does not conflict with any applicable law or regulation or listing requirement of the NYSE the Board Observer shall have the right to attend meetings of each of the principal committees of the Board of Directors, except for any committee formed to consider a transaction between the Company and the Purchaser or an Affiliate of Purchaser. The Board Observer shall receive a copy of all notices, agendas and other materials distributed to the Board of Directors, whether provided to directors in advance or, during or after any meeting, regardless of whether the Board Observer shall be in attendance at the meeting; provided, however, that the Company shall have the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could, in the reasonable judgment of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or the Company's attorneys' work product. The Company will use its best efforts to ensure that withholding of information or restricting attendance is strictly limited only to the extent set forth in the preceding sentence. The Board Observer shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings, in a manner consistent with the Company's policies for reimbursement of outside directors. The Board Observer shall execute a confidentiality agreement reasonably satisfactory to the Company as a condition to the Board Observer attendance at meetings of the Board of Directors. As a condition to his election or appointment to the Board of Directors pursuant to the terms of the Certificate of Incorporation, the Notes or this Agreement, each Purchaser Designee , Warburg Designee (as defined in the Note) and Preferred Stock Director (as defined in the Charter Amendment) shall ratify in writing the resolutions unanimously adopted by the Board of Directors regarding the obligation of directors to maintain the confidentiality of matters subject to the attorney-client privilege between the Company and its counsel and the Company's attorneys' work product, substantially in the form attached as Schedule 5.9 hereto.

(c) During the Standstill Period, the rights to appoint Purchaser Designees shall not be transferable or assignable by Warburg Pincus Private Equity VIII, L.P. other than to a member of the Purchaser Group pursuant to Section 7.1(c) below. Thereafter, in connection with a transfer of its Securities, the Purchaser may transfer or assign (i) its rights pursuant to Section 5.9(a)(i) to any one Person or Group acquiring at least 33-1/3% of the shares of Common Stock acquired by Purchaser hereunder or (ii) its rights pursuant to Section 5.9(a)(ii) to any one Person or Group who would Beneficially Own at least 5% of the Common Stock of the Company solely as a result of the acquisition of shares of Common Stock acquired from the Purchaser that were acquired hereunder.

5.10. No Solicitation. Prior to the Second Closing, the Company shall not, and shall cause its subsidiaries and the officers, directors, employees, agents and representatives of the Company or any of its subsidiaries not to, (a) solicit or initiate any inquiries regarding, or the submission of, any Equity Transaction or Change in Control Transaction, (b) participate in any discussions or negotiations regarding, or furnish to any Person any information which the Company Representative could reasonably anticipate could be used with respect to, any Equity Transaction or Change in Control Transaction, or (c) enter into any agreement with respect to any Equity Transaction or Change in Control Transaction, or approve any Equity Transaction or Change in Control Transaction; provided, however, that nothing contained in this Section 5.10 shall prohibit the Company or the Board of Directors (i) from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) from furnishing information to any Person concerning a Superior Proposal or participating in discussions and negotiations with such Person concerning a Superior Proposal. The Company shall promptly notify the Purchaser of the existence and material terms of any proposal or inquiry received by the Company from any Person after the date hereof with respect to any Equity Transaction or Change in Control Transaction, and shall promptly notify the Purchaser prior to furnishing any non-public information to, or entering into discussions or negotiations with, such Person.

5.11. Further Assurances. Each party shall use its commercially reasonable efforts to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the approval of the Charter Amendment at the Special Meeting and taking any action to facilitate the filing of any document or the taking of any action to assist the other parties hereto in complying with the terms of Sections 5.1 through 5.10 hereof.

5.12. Tax Treatment of Preferred Stock. The Purchaser and the Company agree not to treat the Preferred Stock as "preferred stock" within the meaning of Treasury Regulation Section 1.305-5 for United States income tax purposes, and to take no position contrary thereto on any Tax Return. The Purchaser and the Company further agree (i) to report no "distribution" under Section 305(b)(2) of the Code to the holders of the Preferred Stock attributable to the declaration and payment of any taxable dividend to holders of Common Stock during any taxable period in which the Company satisfies the Participation Condition (as defined in the Charter Amendment); and (ii) to report no "distribution" under Section 305(b)(2) of the Code to the holders of the Preferred Stock during any other taxable period in excess of the Ordinary Dividend (as defined in the Charter Amendment) per share of Preferred Stock for United States federal income tax purposes and to take no position contrary thereto on any Tax Return. Notwithstanding the foregoing, neither the Purchaser nor the Company shall be required to take any action pursuant to this Section 5.12 if doing so would be reasonably likely, based upon advice of the Company's tax advisers, to be unfounded, unlawful or potentially subject the Purchaser or the Company to a material penalty.

5.13. Holding Company. If, at any time after the Second Closing Date and for so long as any Preferred Stock is outstanding, the Company contributes all or substantially all of the assets of the Company (including its subsidiaries) to a holding company, the Company shall cause the provisions set forth in Section 4(c) of the Certificate of Incorporation to apply to such holding company.

5.14. Non-Disclosure of Base Date. The Company shall not disclose the Base Date (as defined in the Charter Amendment and the Note) prior to the business day following the Base Date, except as required by law or the regulations of the NYSE.

6. Conditions Precedent.

6.1. Conditions to the Obligations of the Purchaser to Consummate each Closing. The obligations of the Purchaser to consummate the transactions to be consummated at each of the Note Closings and the Second Closing, and to purchase and pay for the Securities being purchased by it at such Closing pursuant to this Agreement, are subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions precedent:

(a) The representations and warranties contained herein of the Company shall be true and correct on and as of the date hereof and on and as of each Closing Date with the same force and effect as though made on and as of such date (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

(b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the applicable Closing Date.

(c) The Purchaser shall have received a certificate, dated each Closing Date, signed by the Chief Executive Officer, President or the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a) and (b) have been fulfilled.

(d) The purchase of and payment for the Securities being purchased on such date by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(e) The Purchaser shall have received from the Company's counsel, Edwards & Angell, LLP, an opinion substantially in the form of Exhibit D hereto.

(f) There shall not have been any change, event or occurrence which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(g) All corporate proceedings to be taken by the Company in connection with the authorization of the transactions contemplated hereby and all documentation thereof shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(h) A second Purchaser Designee shall have become a member of the Board of Directors effective upon such Closing.

(i) All consents and waivers identified on Schedule 6.1(i) of the Disclosure Schedule shall have been obtained.

(j) The Company shall have obtained consents from the individuals listed on Schedule 6.1(j) of the Disclosure Schedule, necessary to ensure that the execution of this Agreement, the issuance of the Preferred Stock, the Notes and/or the Warrants and any other actions and transactions contemplated hereby and thereby will not constitute a "change in control" under items 1 through 8 on Schedule 3.22(f).

(k) In case of the Note Closing, the Company shall have closed the transactions contemplated by the Alternate Senior Credit Facility, or all conditions to the obligations of the lenders thereunder shall have been satisfied and the closing of such transactions shall occur simultaneously with the Note Closing.

(l) In case of the Second Closing, the Company shall have closed the transactions contemplated by the Senior Credit Facility, or all conditions to the obligations of the lenders thereunder shall have been satisfied and the closing of such transactions shall occur simultaneously with the Second Closing.

6.2. Conditions to the Obligations of the Company to Consummate each Closing. The obligations of the Company to consummate the transactions to be consummated at each of the Note Closing and the Second Closing, and to issue and sell to the Purchaser the Securities to be purchased by it at the date of such Closing pursuant to this Agreement, is subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions precedent:

(a) The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the date hereof and on and as of each Closing Date, with the same force and effect as though made on and as of such Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

(b) The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the applicable Closing Date.

(c) The sale of the Securities by the Company being sold on such date shall not be prohibited or enjoined by any law or governmental or court order or regulation.

6.3. Conditions Precedent to the Second Closing. The Second Closing shall be subject to satisfaction or, to the extent permitted by law, waiver, of the following additional conditions precedent:

(a) The Company's stockholders have approved the Proposals.

(b) The Charter Amendment shall have been filed by the Company with the Secretary of State of the State of Delaware, and satisfactory evidence of such filing shall have been delivered to the Purchaser.

(c) The waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchaser.

7. Registration of the Securities; Compliance with the Securities Act.

7.1 Transfer Restrictions. During the Standstill Period, the Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber (each, a "Transfer") any of the Securities being purchased by it hereunder, except (a) pursuant to a registered public offering and effecting a broad distribution of the offered Securities, (b) in accordance with Rule 144 of the Securities Act, (c) to members of the Purchaser Group provided any Person agrees with the Company to be bound by the provisions and give the representations and warranties contained in Section 4.1 through Section 4.5 of this Agreement, (d) to the Purchaser's general and limited partners pursuant to a substantially pro rata distribution under the Purchaser's partnership agreement, (e) pursuant to privately negotiated transactions, provided however, no such disposition shall be made to a Person if such Person (together with its Affiliates) would, to the Purchaser's knowledge after due inquiry, Beneficially Own (as such term is defined in Section 5.7) more than 20% of the Company's Voting Securities (as such term is defined in Section 5.7), (f) to the Company or (g) pursuant to forward sale or hedging transactions permitted under Section 5.7(b)(ii). Notwithstanding the foregoing, disposition by the Purchaser pursuant to tender and exchange offers also shall be permitted if the tender or exchange is for more than 50% of the Company's Voting Securities; provided that the Company shall not be obligated to amend or waive its Rights Plan to permit an acquisition of shares under such offer. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1. If, during the Standstill Period, the Purchaser proposes to Transfer shares of Preferred Stock (other than pursuant to clause (c) above, provided such parties are bound by this Section 7.1), and the Purchaser would own less than a majority of the then outstanding shares of Preferred Stock the Purchaser shall cause the transferee of such shares to grant the Purchaser an irrevocable proxy in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware which shall be effective until the end of the Standstill Period and binding on transferees until the end of such period with respect to the exercise of rights under Section 4(b) of the Certificate of Incorporation. In addition to the other transfer restrictions contained in this Section 7.1, the Purchaser shall not Transfer any Warrants or any shares of Common Stock issuable upon exercise of the Warrants until the 12-month anniversary of the date hereof, the Purchaser shall not Transfer in the aggregate more than half of the Warrants and half of the shares of Common Stock issuable upon exercise of the Warrants; provided however that the restrictions on Transfer contained in this sentence shall terminate on (x) July 30, 2003 if the Second Closing shall not have occurred on or before that date or (y) the date on which the Company enters into an agreement providing for a Change in Control (as defined in the Note) or the date on which a Change in Control occurs.

7.2. Legends. Each certificate representing any of the Securities shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR SUCH LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS IN REGARD TO THE TRANSFER OF SUCH SECURITIES AS PROVIDED IN (A) THE PROVISIONS OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 12, 2003 BY AND BETWEEN THE COMPANY AND WARBURG PINCUS PRIVATE EQUITY VIII, L.P., A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY AND (B) SECTION 8 OF PARAGRAPH (C) OF ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED FROM TIME TO TIME."

7.3. Registration Procedures and Other Matters. The Company shall:

(a) subject to receipt of necessary information from the Purchaser for inclusion in such filing, prepare and file with the SEC, as promptly after the Second Closing Date as practicable, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Registrable Securities by the Purchaser or the Holders (as defined below), from time to time, in compliance with the Securities Act; provided, however, that in the event the Note Closing shall have occurred but the Second Closing shall not have occurred by May 25, 2003, the Company shall, if requested by the Purchaser, file the Registration Statement covering the Notes, the Initial Warrants and the Common Stock underlying the Notes, and/or the Warrants, as the case may be, as promptly as practicable after the date of such request;

(b) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable (but in no event later than 120 days after the Second Closing Date) after filing, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

(c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Holder's Securities, the earlier of (i)  the date on which each Holder may sell all Registrable Securities then held by such Holder in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k) as to the Purchaser but not as to subsequent Transferees (as defined below)) or (ii) such time as all Registrable Securities purchased by such Holder have been sold pursuant to a registration statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or otherwise sold, transferred or assigned in any manner to any Person who is not entitled to the rights provided by this Section 7.3;

(d) furnish to each Holder with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary prospectuses (if any) in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by such Holder;

(e) include in the plan of distribution for the Prospectus a potential underwritten offering and, if requested by Holders representing a majority of the Registrable Securities (by common share equivalence) (the "Majority Holders"), enter into a underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by such Holders and reasonably acceptable to the Company; provided, however, that the Purchaser acknowledges that the Company shall not be required to disclose to the underwriters or any of their representatives information that would be reasonably likely to violate the Company's attorney-client privilege relating to any material matter;

(f) if requested by the Majority Holders, supplement the Prospectus as may be reasonably requested by the underwriter to enable the underwriter to distribute and sell the Registrable Securities, participate with the underwriter in roadshows or similar presentations and otherwise cooperate with the underwriters; provided, however, that the Purchaser acknowledges that the Company shall not be required to disclose to the underwriters or any of their representatives information that would be reasonably likely to violate the Company's attorney-client privilege relating to any material matter;

(g) file documents required of the Company for normal blue sky clearance in states reasonably requested in writing by each Holder named in the Registration Statement and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.3(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h) bear all expenses in connection with the procedures in this Section 7.3 and the registration of the Securities pursuant to the Registration Statement (provided that the Holders shall bear the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of Securities and all fees and expenses of legal counsel for any Holder and all transfer taxes);

(i) advise each Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(j) use its reasonable best efforts to cause the Common Stock underlying the Notes, the Shares and/or the Warrants, as the case may be, to be listed on the NYSE in connection with the filing of the Registration Statement.

Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Registrable Securities. In no event at any time before the Registration Statement becomes effective with respect to the Securities shall the Company publicly announce or file any other registration statement, other than registration statements on Form S-4 or Form S-8 or any similar successor form, without the prior written consent of a majority in interest of the Holders.

7.4. Transfer of Securities; Suspension.

(a) The Purchaser agrees that in case of any disposition of its Securities to (i) a third party who agrees to be bound by the provisions of this Section 7 and makes the representations to the Company contained in Sections 4.1 through Section 4.5 hereof or (ii) the Purchaser's partners as part of a distribution of all or part of the Securities (in each case a "Transferee", and together with the Purchaser, the "Holders"), the Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holders or their plans of distribution. The Company agrees, in case of such sale, transfer or distribution (to the extent made in accordance with Section 7.1), to promptly file one or more post-effective amendments to the Registration Statement or a supplement to the related Prospectus, naming each Transferee as a Selling Stockholder (as defined below) in accordance with the provisions of the Securities Act.

(b) Except in the event that paragraph (c) below applies, the Company shall (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to Section 7.4(b)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 7.4(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 7.4(b)(i) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance not otherwise covered by clause (v) below which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related Prospectus, is reasonably likely to have a seriously detrimental effect on the Company, then the Company shall deliver a certificate in writing to each Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.4(c).

(d) Notwithstanding the foregoing paragraphs of this Section 7.4, no Suspension under clause (v) of Section 7.4(c) shall continue for more than thirty (30) days and the Company shall not deliver more than one Suspension Notice under such clause in any twelve-month period.

(e) Provided that a Suspension is not then in effect, each Holder may sell Registrable Securities under the Registration Statement, provided, to the extent required by applicable law, that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to supply copies to any other parties requiring such Prospectuses.

(f) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) any applicable requirement of delivering a current Prospectus has been satisfied.

(g) In the event of a sale of Registrable Securities by any Holder pursuant to the Registration Statement, such Holder shall deliver to the Company's transfer agent an appropriate notification of the sale, so that the Securities may be properly transferred.

7.5. Indemnification.

(a) For purposes hereof:

(i) the term "Selling Stockholder" shall include each Holder and any Affiliate of such Holder; and

(ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, together with any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.3.

(b) The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors and partners and each underwriter of Registrable Securities, if any, and each person who controls any such underwriter from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) and each Person who controls any such underwriter, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.4 hereof respecting sale of the Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus or amendment or supplement thereof that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

(c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director or controlling Person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligation of each Selling Stockholder to indemnify the Company shall be limited to the net amount received by such Selling Stockholder from the sale of its Securities. Each Selling Stockholder shall reimburse the Company for amounts provided for herein on demand as such expenses are incurred.

(d) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 7.5, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying Person will not relieve it from any liability which it may have to any indemnified Person under this Section 7.5 (except to the extent that such omission materially prejudices the indemnifying Person's ability to defend such action) or from any liability otherwise than under this Section 7.5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person, the indemnifying Person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified Person promptly after receiving the aforesaid notice from such indemnified Person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified Person, for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are the subject matter of such proceeding.

(e) If the indemnification provided for in this Section 7.5 is unavailable to or insufficient to hold harmless an indemnified Person under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying Person shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Purchaser or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchaser and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement (except in the event of fraud by such Selling Stockholder). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Selling Stockholder's obligations in this subsection to contribute shall be in proportion to the respective sale of Securities of such Selling Stockholder to which such loss relates and shall not be joint with any other Selling Shareholders.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business Persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.5, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.5 and further agree not to attempt to assert any such defense.

7.6. Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by each Holder, the Company will furnish to each Holder, upon the reasonable request of such Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of the Majority Holders, the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Holders or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise cooperate with such Holders' conducting an investigation for the purpose of reducing or eliminating such Holders' exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to (x) disclose any confidential information to the Holders or meet at its headquarters with such Holders until and unless such Holders shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto or (y) disclose any information of the type not required to be disclosed under Section 7.3(f).

8. Termination.

8.1. Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated (a) as to all obligations of the Purchaser and the Company to be performed at the Second Closing (but not as to any obligation of the Company and the Purchaser to be performed at the Note Closing), (i) by the Purchaser or the Company if the stockholders of the Company have failed to approve the Proposals at the Special Meeting, or (ii) by the Purchaser if the Second Closing has not occurred on or prior to May 25, 2003, (b) at any time by mutual consent of the Company and the Purchaser, (c) by either party hereto if neither the Note Closing nor the Second Closing shall have occurred on or prior to July 30, 2003, (d) by either the Company or the Purchaser, if any court of competent jurisdiction or other competent governmental entity shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the consummation of this Agreement or any of the transactions contemplated hereby and such order shall have become final and nonappealable, or (e) by the Purchaser, in the event that the Board of Directors shall have withdrawn, modified in a manner adverse to the Purchaser or failed to make or refrained from making its recommendation that the stockholders of the Company approve the Proposals.

8.2. Effect of Termination. In the event of termination pursuant to Section 8.1, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchaser, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the liability of any party for any breach of this Agreement. Notwithstanding the foregoing, (a)  in the event of any termination of this Agreement, the provisions of Section 5.7 and Section 9 (other than Section 9.10 which shall survive for the period stated therein) shall survive and (b) in the event of any termination of this Agreement after the Note Closing but before the Second Closing, the provisions of Section 2.5, Section 3 (subject to Section 9.10), Section 4, Section 5.6, Section 5.9 and Section 7 shall also survive.

9. Miscellaneous Provisions.

9.1. Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

9.2. Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person, Persons, entity or entities may require.

9.3. Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b) All correspondence to the Company shall be addressed as follows:

Wellman, Inc.
595 Shrewsbury Avenue
Shrewsbury, NJ 07702
Attention: Keith R. Phillips
Facsimile: (732) 212-3349

with a copy to:

Edwards & Angell, LLP
2800 Financial Plaza
Providence, RI 02903-2499
Attention: David K. Duffell, Esq.
Elizabeth S. Small, Esq.
Facsimile: (401) 276-6602

(c) All correspondence to the Purchaser shall be sent to the Purchaser at the address below:

Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Kewsong Lee
Oliver Goldstein
Facsimile: 212-599-5617

with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner, Esq.
David K. Boston, Esq.
Facsimile: (212) 728-8111

(d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

9.4. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

9.5. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9.6. Governing Law; Injunctive Relief.

(a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

(b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement (a "Breach"). Accordingly, in the event of a threatened or ongoing Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Breach, which relief may include, without limitation, specific performance or injunctive relief. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

9.7. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

9.8. Expenses. The Company shall pay the fees and expenses incurred by the Purchaser in connection with the transactions contemplated hereby including, without limitation, legal, consulting and accounting fees (but excluding any attorneys' and other fees and expenses incurred in connection with any action or suit brought against the Company by the Purchaser) ("Transaction Fees") up to a total amount of $1,500,000 irrespective whether the transactions contemplated herein are consummated, provided that the Company shall not be obligated to pay in excess of $500,000 in Transaction Fees if the transactions contemplated herein are not consummated solely as a result of the Purchaser's breach of its obligations hereunder. In addition to the Transaction Fees, the Company shall pay any filing fee required to be paid under the HSR Act, whether or not the transactions contemplated hereby are consummated, such fee to be paid at the time of the filings by the parties under the HSR Act. Payments due pursuant to this Section 9.8 (other than the filing fee under the HSR Act) will be made at the Note Closing, in the event the Note Closing occurs, or if the Note Closing does not occur then upon termination of this Agreement, and in any event, any remaining payments will be made not later than thirty (30) days after a bill for such fees and expenses together with reasonable supporting documentation has been sent by Warburg to the Company.

9.9. Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Except as provided in Sections 5.9 and 7.4, none of the parties may assign its rights or obligations under this Agreement or designate another Person (a)  to perform all or part of its obligations under this Agreement or (b) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that so long as Warburg retains the obligation to purchase a majority of the Securities being sold pursuant to this Agreement, it shall have the right to assign and transfer its remaining rights (other than, prior to the termination of the Standstill Period, rights under Section 5.9) and obligations under this Agreement to one or more of its Affiliates and to not more than five of its limited partners, provided such partners make substantially the same representations as set forth in Section 4. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company and, in the case of an assignment to limited partners of the Purchaser, such limited partners shall be deemed to be members of the Purchaser Group for purposes of Section 5.7.

9.10. Survival. The respective representations and warranties given by the parties hereto shall survive the Closings and the consummation of the transactions contemplated herein for a period of thirty-six (36) months from the date hereof, without regard to any investigation made by any party, provided, however, to the extent any claim is asserted with respect to any representation or warranty prior to the end of such thirty-six (36) month period, such representation or warranty shall survive until the resolution of the matter.

9.11. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WELLMAN, INC.

By:/s/Keith R. Phillips
 Name: Keith R. Phillips
Title: Chief Financial Officer

PURCHASER:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: WARBURG PINCUS & CO.,
its General Partner

By:/s/David A. Barr
 Name: David A. Barr
Title:

Exhibit A

FORM OF NOTE

Exhibit B

CHARTER AMENDMENT

Exhibit C

FORM OF WARRANT

Exhibit D

FORM OF LEGAL OPINION OF EDWARDS & ANGELL, LLP